UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2020

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2.02	Results of Operations and Financial Condition.

The information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

7.01	Regulation FD Disclosure.

Preliminary, Unaudited First Quarter 2020 Financial Results

Exact Sciences Corporation (the “Company”) expects to report the following financial results for the three-month period ended March 31, 2020, as compared to the same period of 2019 (where applicable):

•	Total revenue of approximately $348M, compared to $162M

•	Screening revenue of approximately $219M, an increase of 35%

•	Precision Oncology revenue of approximately $128M, an increase of 18% from pro forma 2019

•	Cash, cash equivalents and marketable securities of $1.2B at the end of the quarter

The financial data presented herein for the first quarter of 2020 are preliminary, have not been subject to final review or other procedures by the Company’s independent auditor, and are thus inherently uncertain and subject to change. There can be no assurance that the Company’s final results for this period will not differ from these estimates. During the course of the preparation and review of the Company’s consolidated financial statements and related notes as of and for the quarter ended March 31, 2020, the Company or its independent auditor may identify items that could cause the Company’s final reported results to be materially different from the preliminary financial estimates presented herein.

COVID-19 Business Update

The COVID-19 environment is rapidly evolving, and there are continued uncertainties surrounding its impact. Despite these uncertainties, the Company’s testing labs have been operating throughout the COVID-19 pandemic and remain operational at this time. Business continuity plans are in place at all sites to help sustain operations and ensure continuity of service for patients. The Company’s labs are also providing COVID-19 testing on a limited basis. In April 2020, the Company received $24 million of funding under the CARES Act, subject to the Company’s agreement to comply with the Department of Health & Human Services’ standard terms and conditions.

Due to social distancing, stay-at-home orders, and other actions taken in response to COVID-19, there has been a significant and widespread decline in standard wellness visits and preventive services. That decline has negatively impacted Cologuard test orders in our Screening business, notwithstanding the availability of alternative ordering channels such as telehealth. Through the end of February, Cologuard revenue was tracking consistent with our original first quarter guidance range of $230 million to $235 million, provided on February 11, 2020. Cologuard test order volume and patient compliance have been negatively impacted by COVID-19. From March 15 through March 31 and during the first 20 days of April, Cologuard test orders decreased 36% and 63% year-over-year, respectively. During April, we have seen what appears to be a stabilization in the year-over-year decline of Cologuard test orders.

After delivering strong results in the first quarter, the Precision Oncology business is also starting to see weakening underlying conditions because of COVID-19, more notably in the U.S. prostate business and in certain international geographies. We expect the widespread decrease in preventive services, such as mammograms and prostate cancer screenings, to negatively impact Precision Oncology test volumes in the coming months due to the typical lag between cancer screening and genomic test ordering.

The Company has initiated proactive measures to address the order weakness experienced thus far and anticipated for the balance of 2020, due to the COVID-19 pandemic. The Company expects to achieve cost savings through, among other things:

(i)	reduction of the CEO’s base salary to effectively zero (excluding amounts to cover benefits and taxes),

(ii)	elimination of the Board of Directors annual cash retainer,

(iii)	reduction of base salaries for our executive team and employees at or above the director level,

(iv)	reduction in the annual corporate bonus and quarterly sales commissions,

(v)	implementation of a voluntary furlough program,

(vi)	implementation of a workforce reduction, involuntary furloughs, and work schedule reductions,

(vii)	reduction of investments in marketing and other promotional activities,

(viii)	reduction in costs of goods sold consistent with the expected decrease in revenue,

(ix)	pause in certain clinical trial activities,

(x)	reduction of travel and professional services fees, and

(xi)	delay or termination of certain capital projects.

The Company estimates that these items will contribute over $400 million of cost savings in 2020. The Company believes that its cost savings, coupled with its strong cash position, will enable the Company to continue serving patients who rely on its screening and diagnostic products and services through the remainder of the COVID-19 pandemic and thereafter. These estimates of potential cost savings, and the timing thereof, are subject to a number of assumptions and actual results may differ.

As announced on March 19, 2020, the Company has withdrawn its annual guidance for 2020. The Company intends to provide an updated outlook when it reports full and final first quarter financial results on May 6, 2020, to the extent practicable, based on information available at the time.

The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "goal," "project," "estimate," "anticipate" or other comparable terms.  All statements other than statements of historical facts included in this Current Report on Form 8-K regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations for achieving cost-savings, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement, and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations and the demand for our products and services; our ability to efficiently and flexibly manage our business and achieve cost-savings amid uncertainties related to COVID-19; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the success of our efforts to facilitate patient access to Cologuard via telehealth; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Society of Clinical Oncology, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships, such as through our Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our combination with Genomic Health cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Genomic Health’s operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: April 21, 2020	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer